EXHIBIT 10.6

                         FOURTH AMENDMENT TO LEASE


On this 3rd day of February, 1995, Jokah Realty, L.L.C., a New Hampshire Limited Liability Company with a principal place of business at 20 Trafalgar Square, Suite 602, Nashua, New Hampshire 03063, successor in interest to Tamposi Family Investment Properties and Ames Textile Corporation, the Lessor and Lessee, respectively, under a certain Indenture of Lease dated September 1, 1988 (the "Lease") and Amendments to Lease dated May 10, 1990, May 30, 1991, and April 12, 1993, for and to a certain premises identified therein known as 28 Hampshire Drive, Hudson, New Hampshire (the "Premises") do hereby say as follows:

Whereas, Tamposi Family Investment Properties and Ames Textile Corporation did enter into the Lease Agreement dated September 1, 1988 which was amended by the Amendment to Lease dated May 10, 1990, and a Second Amendment to Lease dated May 30, 1991, and a Third Amendment to Lease dated April 12, 1993;

Whereas, Jokah Realty, L.L.C. and Ames Textile Corporation wish to extend the term of the Lease and enter into a Fourth Amendment to the Lease.

Now, Therefore, in consideration of Ames Textile Corporation continuing as a lessee, and Jokah Realty, L.L.C. continuing to allow occupancy by the lessee, the parties do hereby agree and do hereby amend the Lease as follows:

1. "Section 1 - Term", be and hereby is amended to include the following:

     "The term of the lease shall be extended for a period of three years, beginning September 1, 1995 and ending August 31, 1998."

2. "Section 3 - Rent", be and hereby is amended to include the following:

     "The base monthly rent for the leased premises, for the three year period, beginning September 1, 1995, through August
31, 1998, shall be Four Thousand Five Hundred Twenty Dollars and
83/100 ($4,520.83) per month triple net."

In all other respects, the Lease and Amendments to Lease shall remain in full force and effect.

In Witness Whereof, we have hereunto set our hands on the day and year first above written.


                                   LESSOR:
                                   Jokah Realty, L.L.C.


s/ Kelly J. Coter                  s/ Samuel A. Tamposi, Jr.
Witness                            By:  Samuel A. Tamposi, Jr.,
                                        Managing Member


                                   LESSEE:
                                   Ames Textile Corporation


s/ Lane Whitford                   s/ Jonathan A. Stevens
Witness                            By:  Jonathan A. Stevens
                                        Its President






                               EXHIBIT 10.7


Principal      $270,000.00
Loan Date      10/02/1996
Maturity       04/02/2001
Loan No.       9301496
Call           3
Collateral     700
Account
Officer        281
Initials

Borrower: MICRONETICS WIRELESS, INC.
          26 Hampshire Drive
          Hudson, New Hampshire 03051

Lender:   BANK OF NEW HAMPSHIRE
          300 Franklin Street
          Manchester, New Hampshire 03105

Principal Amount:   $270,000.00
Initial Rate:       9.250%
Date of Note:       October 2, 1996

PROMISE TO PAY. MICRONETICS WIRELESS, INC. ("Borrower") promises to pay to BANK OF NEW HAMPSHIRE ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Seventy Thousand and 00/100 Dollars ($270,000.00), together with interest on the unpaid principal balance from October 2, 1996, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 53 principal payments of $5,000.00 each and one final principal payment of $5,039.83. Borrower's first principal payment is due November 2, 1996, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date. Borrower's first interest payment is due November 2, 1996, and all subsequent interest payments are due on the same day of each month after that. Borrower's final payment due April 2, 2001, will be for all principal and accrued interest not yet paid. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay

Lender at Lender's address shown above or at such other place as lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Bank of New Hampshire Prime Rate (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY.
The index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's account with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 18.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceeding (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Hampshire. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of HILLSBOROUGH County, the State of New Hampshire. This Note shall be governed by and construed in accordance with the laws of the State of New Hampshire.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $18.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

FINANCIAL STATEMENTS.  FURNISH LENDER WITH, AS SOON AS AVAILABLE,
BUT IN NO EVENT LATER THAN ONE HUNDRED TWENTY (120) DAYS AFTER
THE END OF EACH FISCAL YEAR, BORROWER'S CORPORATE TAX RETURNS AND
ANNUAL FINANCIAL STATEMENTS AUDITED BY A CERTIFIED PUBLIC
ACCOUNTANT SATISFACTORY TO LENDER.

COLLATERAL. THIS LOAN IS SECURED, IN ADDITION TO ANY OTHER COLLATERAL, WITH A SECURITY INTEREST IN ALL INVENTORY, CHATTEL PAPER, ACCOUNTS, EQUIPMENT, AND GENERAL INTANGIBLES. UNLESS OTHERWISE STATED IN THIS DOCUMENT, ALL THE PREVIOUS TERMS AND CONDITIONS OF THE SECURITY AGREEMENT WITH RELATED UCC'S ON FILE ARE HEREBY INCORPORATED AND MADE A PART OF THIS NOTE.

PRIOR NOTE.  EQUIPMENT TERM LOAN DATED 2/2/96 AS FURTHER
DESCRIBED IN ARTICLE IV OF THE LOAN AGREEMENT ALSO DATED 2/2/96.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

Borrower expressly agrees that the interest rates specified in this Note shall be the applicable interest rates due (a) on amounts outstanding during the term of this Note, notwithstanding the rate of interest prescribed by statute from time to time, and
(b) with respect to any amounts outstanding on and after the maturity date of this Note.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE
PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE AND
ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
MICRONETICS WIRLESS, INC.


By: s/Richard Kalin
    RICHARD KALIN, President


LENDER:
BANK OF NEW HAMPSHIRE


By: s/David Savastano
    Authorized Officer


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